Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2023 Financial Results
– Fiscal Year 2023 Revenues of $1.81 billion –
– Fiscal Year 2023 Diluted EPS of $3.98 –
– Adjusted Fiscal Year 2023 Diluted EPS of $4.54 –
– Fourth Quarter Fiscal 2023 Revenues of $445 million –
– Fourth Quarter Fiscal 2023 Diluted EPS of $1.10 –
– Adjusted Fourth Quarter Fiscal 2023 Diluted EPS of $1.11 –
– Announces an Increase in the Quarterly Dividend to $0.55 per Share –

LOS ANGELES and NEW YORK - May 9, 2023 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2023. For the fiscal year, revenues declined (20)% to $1.81 billion, compared with $2.27 billion for the fiscal year ended March 31, 2022. For the fourth quarter ended March 31, 2023, revenues declined (6)% to $445 million, compared with $471 million for the fourth quarter ended March 31, 2022.
Net income was $269 million, or $3.98 per diluted share, for the fiscal year ended March 31, 2023, compared with $438 million, or $6.41 per diluted share, for the fiscal year ended March 31, 2022. Adjusted net income for the fiscal year ended March 31, 2023 was $315 million, or $4.54 per diluted share, compared with $485 million, or $7.10 per diluted share, for the fiscal year ended March 31, 2022.
Net income was $75 million, or $1.10 per diluted share, for the fourth quarter ended March 31, 2023, compared with $65 million, or $0.97 per diluted share, for the fourth quarter ended March 31, 2022. Adjusted net income for the fourth quarter ended March 31, 2023 was $77 million, or $1.11 per diluted share, compared with $88 million, or $1.30 per diluted share, for the fourth quarter ended March 31, 2022.
“As we look towards a new fiscal year, we believe that our diversified business model will continue to help us produce solid profitability under the current market environment. Our Corporate Finance business continues to see strong new business activity and some consistency in its quarterly results, notwithstanding the complexities in closing transactions in this market environment. Our Financial Restructuring business had a solid fourth quarter and is poised to deliver strong results in fiscal 2024, and our Financial and Valuation Advisory business modestly grew in fiscal 2023, maintaining its growth profile in a challenging M&A environment,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022
Revenues by segment
Corporate Finance	$256,425	$279,019	$1,127,126	$1,593,083
Financial Restructuring	120,382	121,586	395,733	392,818
Financial and Valuation Advisory	67,960	70,561	286,588	284,057
Revenues	$444,767	$471,166	$1,809,447	$2,269,958
Operating expenses:
Employee compensation and benefits	$282,937	$293,580	$1,147,879	$1,408,634
Non-compensation expenses	71,206	78,977	319,830	248,460
Operating income	90,624	98,609	341,738	612,864
Other (income)/expense, net	(4,678)	7,921	2,738	8,926
Income before provision for income taxes	95,302	90,688	339,000	603,938
Provision for income taxes	20,642	25,515	69,777	165,614
Net income	74,660	65,173	269,223	438,324
Net income attributable to noncontrolling interest	—	—	—	(573)
Net income attributable to Houlihan Lokey, Inc.	$74,660	$65,173	$269,223	$437,751

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.10	$0.97	$3.98	$6.41

Revenues

For the fiscal year ended March 31, 2023, revenues declined to $1.81 billion, compared with $2.27 billion for the fiscal year ended March 31, 2022. For the fiscal year ended March 31, 2023, CF revenues decreased (29)%, Financial Restructuring (“FR”) revenues increased 1%, and Financial and Valuation Advisory (“FVA”) revenues increased 1% when compared with the fiscal year ended March 31, 2022.

For the fourth quarter ended March 31, 2023, revenues declined to $445 million, compared with $471 million for the fourth quarter ended March 31, 2022. For the fourth quarter ended March 31, 2023, CF revenues decreased (8)%, FR revenues decreased (1)%, and FVA revenues decreased (4)% when compared with the fourth quarter ended March 31, 2022.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
($ in thousands)	2023	2022	2023	2022
Expenses:
Employee compensation and benefits	$1,147,879	$1,408,634	$1,112,809	$1,396,025
% of Revenues	63.4%	62.1%	61.5%	61.5%
Non-compensation	$319,830	$248,460	$272,534	$192,925
% of Revenues	17.7%	10.9%	15.1%	8.5%
Provision for Income Taxes	$69,777	$165,614	$113,150	$194,180
% of Pre-Tax Income	20.6%	27.4%	26.4%	28.6%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
($ in thousands)	2023	2022	2023	2022
Expenses:
Employee compensation and benefits	$282,937	$293,580	$273,530	$289,768
% of Revenues	63.6%	62.3%	61.5%	61.5%
Non-compensation	$71,206	$78,977	$67,991	$59,377
% of Revenues	16.0%	16.8%	15.3%	12.6%
Provision for Income Taxes	$20,642	$25,515	$29,964	$34,011
% of Pre-Tax Income	21.7%	28.1%	28.0%	27.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Year Ended March 31, 2023 Compared to the Year Ended March 31, 2022

Employee compensation and benefits expenses were $1.15 billion for the fiscal year ended March 31, 2023, compared with $1.41 billion for the fiscal year ended March 31, 2022. This resulted in a GAAP compensation ratio of 63.4% for the fiscal year ended March 31, 2023, compared with 62.1% for the fiscal year ended March 31, 2022. Adjusted employee compensation and benefits expenses were $1.11 billion for the fiscal year ended March 31, 2023, compared with $1.40 billion for the fiscal year ended March 31, 2022. This resulted in an adjusted compensation ratio of 61.5% for both the fiscal year ended March 31, 2023 and the fiscal year ended March 31, 2022. The decrease in GAAP and adjusted employee compensation and benefits expenses was primarily a result of a decline in revenues for the year when compared with the prior year.

Non-compensation expenses were $320 million for the fiscal year ended March 31, 2023, compared with $248 million for the fiscal year ended March 31, 2022. Adjusted non-compensation expenses were $273 million for the fiscal year ended March 31, 2023, compared with $193 million for the fiscal year ended March 31, 2022. The increase in GAAP and adjusted non-compensation expenses was primarily a result of an increase in travel, meals, and entertainment expenses as employees continued to return to travel and an increase in other operating expenses.

The provision for income taxes was $70 million, representing an effective tax rate of 20.6%, for the fiscal year ended March 31, 2023, compared with $166 million, representing an effective tax rate of 27.4%, for the fiscal year ended March 31, 2022. The decrease in the Company’s effective tax rate during the fiscal year ended March 31, 2023 relative to the fiscal year ended March 31, 2022 was primarily the result of increased stock compensation deductions, the release of the provision for an uncertain tax position as a result of the successful closure of a state audit and the release of a valuation allowance. The adjusted provision for income taxes was $113 million, representing an adjusted effective tax rate of 26.4%, for the fiscal year ended March 31, 2023, compared with $194 million, representing an adjusted effective tax rate of 28.6%, for the fiscal year ended March 31, 2022.

Quarter Ended March 31, 2023 Compared to the Quarter Ended March 31, 2022

Employee compensation and benefits expenses were $283 million for the fourth quarter ended March 31, 2023, compared with $294 million for the fourth quarter ended March 31, 2022. This resulted in a GAAP compensation ratio of 63.6% for the fourth quarter ended March 31, 2023, compared with 62.3% for the fourth quarter ended March 31, 2022. Adjusted employee compensation and benefits expenses were $274 million for the fourth quarter ended March 31, 2023, compared with $290 million for the fourth quarter ended March 31, 2022. This resulted in an adjusted compensation ratio of 61.5% for both the fourth quarter ended March 31, 2023 and the fourth quarter ended March 31, 2022. The decrease in GAAP and adjusted employee compensation and benefits expenses was primarily a result of a decline in revenues when compared with the same quarter last year.

Non-compensation expenses were $71 million for the fourth quarter ended March 31, 2023, compared with $79 million for the fourth quarter ended March 31, 2022. The decrease in GAAP non-compensation expenses was primarily a result of a decrease in amortization expense as the intangible assets recognized in connection with the acquisition of GCA became predominantly amortized, and a decrease in other operating expenses. Adjusted non-compensation expenses were $68 million for the quarter ended March 31, 2023, compared with $59 million for the fourth quarter ended March 31, 2022. The increase in adjusted non-compensation expenses was primarily a result of an increase in travel, meals, and entertainment expenses as employees continued to return to travel and an increase in rent expense, partially offset by a decrease in other operating expenses.

The provision for income taxes was $21 million, representing an effective tax rate of 21.7%, for the fourth quarter ended March 31, 2023, compared with $26 million, representing an effective tax rate of 28.1%, for the fourth quarter ended March 31, 2022. The decrease in the Company’s effective tax rate during the quarter ended March 31, 2023 relative to the quarter ended March 31, 2022 was primarily the result of the release of a valuation allowance. The adjusted provision for income taxes was $30 million, representing an adjusted effective tax rate of 28.0%, for the fourth quarter ended March 31, 2023, compared with $34 million, representing an adjusted effective tax rate of 27.9%, for the fourth quarter ended March 31, 2022.

Segment Reporting for the Fourth Quarter

Corporate Finance
CF revenues were $256 million for the fourth quarter ended March 31, 2023, compared with $279 million for the fourth quarter ended March 31, 2022. Revenues decreased primarily due to a decrease in the average transaction fee on closed transactions, which was driven by the size and timing of transactions that closed during the quarter, and does not represent a trend in the average fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2023	2022	2023	2022
Corporate Finance
Revenues	$256,425	$279,019	$1,127,126	$1,593,083
# of Managing Directors	217	202	217	202
# of Closed transactions (1)	140	144	503	600

Financial Restructuring
FR revenues were $120 million for the fourth quarter ended March 31, 2023, compared with $122 million for the fourth quarter ended March 31, 2022. Revenues remained relatively flat primarily due to a decrease in the average transaction fee on closed transactions, offset by an increase in the number of closed transactions. The decrease in the average transaction fee was driven by the size and timing of transactions that closed during the quarter, and does not represent a trend in the average fee on closed transactions. The increase in the number of closed transactions was driven by favorable market conditions for restructuring transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2023	2022	2023	2022
Financial Restructuring
Revenues	$120,382	$121,586	$395,733	$392,818
# of Managing Directors	57	53	57	53
# of Closed transactions (1)	38	25	106	90
Financial and Valuation Advisory
FVA revenues were $68 million for the quarter ended March 31, 2023, compared with $71 million for the fourth quarter ended March 31, 2022. Revenues decreased primarily due to a decrease in the number of fee events. The decrease in the number of Fee Events was driven by softness in the M&A markets, which affected one or more of the service lines within our FVA business.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2023	2022	2023	2022
Financial and Valuation Advisory
Revenues	$67,960	$70,561	$286,588	$284,057
# of Managing Directors	39	34	39	34
# of Fee Events (1)	957	999	2,257	2,183
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Other Announcements

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.55 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2023 to stockholders of record as of the close of business on June 2, 2023.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, May 9, 2023, to discuss its full year and fourth quarter fiscal 2023 results. The number to call is 1-877-226-0954 (domestic) or 1-212-231-2901 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 9, 2023 through May 16, 2023, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 151918000#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for global M&A transactions under $1 billion, the No. 1 M&A advisor for the past eight consecutive years in the U.S., the No. 1 global restructuring advisor for the past nine consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	March 31, 2023	March 31, 2022
Assets
Cash and cash equivalents	$714,439	$833,697
Restricted cash	373	373
Investment securities	37,309	109,143
Accounts receivable, net of allowance for credit losses	182,029	144,029
Unbilled work in process, net of allowance for credit losses	115,045	104,751
Income taxes receivable	17,693	—
Deferred income taxes	104,941	95,278
Property and equipment, net	88,345	52,176
Operating lease right-of-use assets	333,877	171,942
Goodwill	1,087,784	1,070,442
Other intangible assets, net	203,370	247,333
Other assets	83,609	57,646
Total assets	$2,968,814	$2,886,810

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$765,877	$953,604
Accounts payable and accrued expenses	113,421	126,190
Deferred income	40,695	28,753
Income taxes payable	—	61,266
Deferred income taxes	544	789
Loans payable to former shareholders	—	539
Operating lease liabilities	374,869	197,091
Other liabilities	45,111	74,873
Total liabilities	1,340,517	1,443,105

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 50,638,924 and 49,853,564 shares, respectively	51	50
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 18,048,345 and 17,649,555 shares, respectively	18	18
Additional paid-in capital	642,970	564,761
Retained earnings	1,048,072	922,223
Accumulated other comprehensive loss	(62,814)	(43,347)
Total stockholders’ equity	1,628,297	1,443,705
Total liabilities and stockholders’ equity	$2,968,814	$2,886,810

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$444,767	$471,166	$1,809,447	$2,269,958
Operating expenses:
Employee compensation and benefits	282,937	293,580	1,147,879	1,408,634
Travel, meals, and entertainment	13,391	5,001	51,082	22,465
Rent	17,911	14,120	55,838	47,747
Depreciation and amortization	6,347	19,948	58,221	48,537
Information technology and communications	15,201	13,497	54,125	41,714
Professional fees	9,078	10,361	32,940	38,349
Other operating expenses	9,278	16,050	67,624	49,648
Total operating expenses	354,143	372,557	1,467,709	1,657,094
Operating income	90,624	98,609	341,738	612,864
Other (income)/expense, net	(4,678)	7,921	2,738	8,926
Income before provision for income taxes	95,302	90,688	339,000	603,938
Provision for income taxes	20,642	25,515	69,777	165,614
Net income	74,660	65,173	269,223	438,324
Net income attributable to noncontrolling interest	—	—	—	(573)
Net income attributable to Houlihan Lokey, Inc.	$74,660	$65,173	$269,223	$437,751

Weighted average shares of common stock outstanding:
Basic	63,351,104	64,085,273	63,358,408	64,970,287
Fully diluted	68,107,465	67,461,779	67,586,263	68,259,708
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.18	$1.02	$4.25	$6.74
Fully diluted	$1.10	$0.97	$3.98	$6.41

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenues	$444,767	$471,166	$1,809,447	$2,269,958

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$282,937	$293,580	$1,147,879	$1,408,634
Less: Acquisition related retention payments	(9,407)	(3,812)	(35,070)	(12,609)
Employee compensation and benefits expenses (adjusted)	273,530	289,768	1,112,809	1,396,025

Non-compensation expenses
Non-compensation expenses (GAAP)	$71,206	$78,977	$319,830	$248,460
Less: Integration and acquisition related costs	—	(3,793)	(2,325)	(21,598)
Less: Acquisition amortization	(3,215)	(15,807)	(44,971)	(33,937)
Non-compensation expenses (adjusted)	67,991	59,377	272,534	192,925

Operating income
Operating income (GAAP)	$90,624	$98,609	$341,738	$612,864
Plus: Adjustments (1)	12,622	23,412	82,366	68,144
Operating income (adjusted)	103,246	122,021	424,104	681,008

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(4,678)	$7,921	$2,738	$8,926
Less: Warrant revaluation	—	—	(2,264)	—
Less: SPAC wind-down write-off	—	—	(2,742)	—
Plus/(less): Change in acquisition earnout liability fair value	738	(7,613)	(2,103)	(7,613)
Other (income)/expense, net (adjusted)	(3,940)	308	(4,371)	1,313

Provision for income taxes
Provision for income taxes (GAAP)	$20,642	$25,515	$69,777	$165,614
Plus: Impact of the excess tax benefit for stock vesting	—	—	8,102	6,922
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	—	5,762	—
Plus: Release of valuation allowance	5,881	—	5,881	—
Adjusted provision for income taxes	26,523	25,515	89,522	172,536
Plus: Resulting tax impact (2)	3,441	8,496	23,628	21,644
Provision for income taxes (adjusted)	29,964	34,011	113,150	194,180

Net income
Net income (GAAP)	$74,660	$65,173	$269,223	$438,324
Plus: Adjustments (3)	2,562	22,529	46,102	47,191
Net income (adjusted)	77,222	87,702	315,325	485,515
Net income attributable to noncontrolling interest	—	—	—	(573)
Net income attributable to Houlihan Lokey, Inc. (GAAP)	74,660	65,173	269,223	437,751
Net income attributable to Houlihan Lokey, Inc. (adjusted)	77,222	87,702	315,325	484,942

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,107,465	67,461,779	67,586,263	68,259,708
Plus: Impact of unvested GCA retention and deferred share awards	1,591,157	—	1,927,786	—
Fully diluted shares outstanding (adjusted)	69,698,622	67,461,779	69,514,049	68,259,708

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$1.10	$0.97	$3.98	$6.41
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.11	$1.30	$4.54	$7.10
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.